UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 1, 2016

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 1, 2016, CVR Partners, LP, a Delaware limited partnership (the “Partnership”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of August 9, 2015 (the “Merger Agreement”), by and among the Partnership, Lux Merger Sub 1 LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“Merger Sub 1”), Lux Merger Sub 2 LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“Merger Sub 2”), East Dubuque Nitrogen Partners, L.P. (formerly known as Rentech Nitrogen Partners, L.P.), a Delaware limited partnership (“Rentech Nitrogen”), and East Dubuque Nitrogen GP, LLC (formerly known as Rentech Nitrogen GP, LLC), a Delaware limited liability company (“Rentech Nitrogen GP”). Pursuant to the terms and conditions set forth in the Merger Agreement, (i) Merger Sub 1 merged with and into Rentech Nitrogen GP, the general partner of Rentech Nitrogen, with Rentech Nitrogen GP continuing as the surviving entity as a wholly-owned subsidiary of the Partnership, and (ii) Merger Sub 2 merged with and into Rentech Nitrogen, with Rentech Nitrogen continuing as the surviving entity as a subsidiary of the Partnership (collectively, the “Merger”).

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated herein by reference.

On April 1, 2016, in connection with the closing of the Merger, the Partnership entered into a new $320 million senior term loan facility (the “AEPC Facility”) with American Entertainment Properties Corp., a Delaware corporation and an affiliate of the Partnership (“AEPC”), as the lender, which (i) may be used by the Partnership to provide funds to Rentech Nitrogen to make a change of control offer and, if applicable, a “clean-up” redemption in accordance with the indenture governing Rentech Nitrogen’s 6.500% Second Lien Senior Secured Notes due 2021 (the “Second Lien Notes”) or (ii) may be used by the Partnership or Rentech Nitrogen to make a tender offer for the Second Lien Notes and, in each case, pay fees and expenses related thereto. The AEPC Facility is for a term of two years and bears interest at a rate of 12% per annum. The AEPC Facility contains covenants that require the Partnership to, among other things, notify AEPC of the occurrence of any default or event of default and provide AEPC with information in respect of the Partnership’s business and financial status as it may reasonably require, including, but not limited to, copies of the Partnership’s unaudited quarterly financial statements and audited annual financial statements. In addition, the AEPC Facility contains customary events of default, including, among others, failure to pay any sum payable when due and the occurrence of a default of other indebtedness in excess of $25.0 million.

On April 1, 2016, in connection with the closing of the Merger, the Partnership entered into a new $300 million senior term loan facility (the “Coffeyville Facility”) with Coffeyville Resources, LLC, a Delaware limited liability company and the sole member of the general partner of the Partnership (“Coffeyville”), as the lender, which may be used by the Partnership (i) to fund the repayment of amounts outstanding under the Credit Agreement, dated as of July 22, 2014, as amended, among Rentech Nitrogen, Rentech Nitrogen Finance Corporation, the guarantors party thereto, the lenders and other financial institutions party thereto, and Wells Fargo Bank, National Association, as successor-in-interest by assignment from General Electric Company, as administrative agent, (ii) to pay the Cash Consideration and to pay fees and expenses in connection with the Merger and related transactions and (iii) to repay all of the loans outstanding under the Credit and Guaranty Agreement (the “Credit Agreement”), dated as of April 13, 2011, among the Partnership, Coffeyville Resources Nitrogen Fertilizers, LLC, the lenders party thereto and Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent. The Coffeyville Facility is for a term of two years and bears interest at a rate of 12% per annum. The Coffeyville Facility contains covenants that require the Partnership to, among other things, notify Coffeyville of the occurrence of any default or event of default and provide Coffeyville with information in respect of the Partnership’s business and financial status as it may reasonably require, including, but not limited to, copies of the Partnership’s unaudited quarterly financial statements and audited annual financial statements. In addition, the Coffeyville Facility contains customary events of default, including, among others, failure to pay any sum payable when due and the occurrence of a default of other indebtedness in excess of $25.0 million.

The foregoing description is qualified in its entirety by reference to the full text of the AEPC Facility and Coffeyville Facility, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02    Termination of Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated herein by reference.

On April 1, 2016, in connection with the completion of the Merger, the Partnership repaid all amounts outstanding under the Credit Agreement. Effective upon such repayment, the Credit Agreement and all related loan documents and security interests were terminated and released.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Item 1.01 is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding common unit representing a limited partner interest in Rentech Nitrogen (each, a “Rentech Nitrogen Common Unit”), other than certain units held by affiliates of the Partnership, was converted into the right to receive (1) 1.04 common units representing limited partner interests in the Partnership (“Partnership Common Units” and such amount, the “Unit Consideration”), and (2) $2.57 in cash, without interest (the “Cash Consideration” and, together with the Unit Consideration, the “Merger Consideration”). Phantom units granted and outstanding under Rentech Nitrogen’s equity plans and held by employees who will continue in the employment of a Partnership-affiliated entity were cancelled and replaced with new incentive awards granted by the Partnership of substantially equivalent value and on similar terms. Each phantom unit granted and outstanding and held by (x) employees who will not continue in employment of a Partnership-affiliated entity or (y) directors of Rentech Nitrogen GP vested in full and were converted into the right to receive the Merger Consideration. Pursuant to the Merger Agreement, the Rentech Nitrogen Common Units held of record by an affiliate of CVR Partners and specified in writing by CVR Partners remained outstanding as Rentech Nitrogen Common Units following the Effective Time.

Pursuant to the Merger Agreement, the Partnership issued approximately 40.1 million Partnership Common Units and paid approximately $99.2 million in cash to the holders of Rentech Nitrogen Common Units and certain holders of Rentech Nitrogen phantom units as described above.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2015 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note is incorporated herein by reference.

On April 4, 2016, Keith B. Forman and Patrick Fleury were appointed to the board of directors (the “Board”) of CVR GP, LLC, the general partner of the Partnership, each of whom were designated in accordance with the Transaction Agreement dated August 9, 2015 (the “Transaction Agreement”) by and among the Partnership, Coffeyville, Rentech, Inc. (“Rentech”), Rentech Nitrogen Holdings, Inc. (“Rentech Holdings”) and DSHC, LLC (“DSHC” and, together with Rentech and Rentech Holdings, the “Rentech Nitrogen Unitholders”).

Pursuant to the Transaction Agreement, the Rentech Nitrogen Unitholders have the right to appoint two directors to the Board, subject to certain minimum ownership thresholds based on (i) for the first year following the closing of the Merger, the combined ownership in Partnership Common Units of the Rentech Nitrogen Unitholders, any wholly-owned subsidiary of Rentech and any fund managed or affiliated with GSO Capital Partners LP, and (ii) during the second year following the closing of the Merger and thereafter, the ownership in Partnership Common Units of Rentech Nitrogen Unitholders or any wholly-owned subsidiary of Rentech. The Rentech Nitrogen Unitholders exercised this appointment right as set forth above. The Rentech Nitrogen Unitholders right to appointment will be reduced by one seat when and if their ownership (as calculated above) falls below 15% of the outstanding Partnership Common Units, and will terminate when and if their ownership (as calculated above) falls below 7.5% of the outstanding Partnership Common Units.

In addition, on April 4, 2016, Jonathan Frates and Louis J. Pastor were appointed to the Board. Following the closing of the Merger and because no director resigned from the Board, the Board has a total of eleven directors.

Other than as set forth above, the Partnership is not aware of any arrangements or understandings, other than as disclosed in this Current Report on Form 8-K, between Messrs. Forman, Fleury, Frates and Pastor, on the one hand, and any other person, on the other hand, pursuant to which they were selected as directors. Other than as set forth above, the Partnership is not aware of any transaction in which Messrs. Forman, Fleury, Frates or Pastor has an interest requiring disclosure under Item 404(a) of Regulation S-K. Messrs. Forman, Fleury, Frates and Pastor will not receive any compensation for serving on the Board.

Keith Forman is the Chief Executive Officer, President and director of Rentech, and joined Rentech in December 2014. Mr. Forman was also the Chief Executive Officer and President of Rentech Nitrogen GP preceding the Merger and was appointed as a director of Rentech Nitrogen GP in connection with the initial public offering of Rentech Nitrogen in November 2011. Since April 2007, Mr. Forman has been a director of Capital Product Partners L.P., a publicly traded shipping limited partnership specializing in the seaborne transportation of oil, refined oil products and chemicals. Mr. Forman also serves on the board of directors of Applied Consulting, Inc., a privately held consulting firm. Mr. Forman currently serves as the Chairman of its conflicts committee and is a member of its audit committee. Since May of 2011, Mr. Forman has served as a Senior Advisor to Industry Funds Management (IFM). IFM is an Australian based fund investing in infrastructure projects around the world including making investments in energy related infrastructure. From November 2007 until March 2010, Mr. Forman served as Partner and Chief Financial Officer of Crestwood Midstream Partners LP, a private investment partnership focused on making equity investments in the midstream energy market. From February 2005 to 2007, Mr. Forman was a member of the board of directors of Kayne Anderson Energy Development, a closed-end investment fund focused on making debt and equity investments in energy companies, and was a member of its audit committee. Mr. Forman was also a member of the board of directors of Energy Solutions International Ltd., a privately held supplier of oil and gas pipeline software management systems, from April 2004 to January 2009. From January 2004 to July 2005, Mr. Forman was Senior Vice President, Finance for El Paso Corporation, a provider of natural gas services. From January 1992 to December 2003, he served as Chief Financial Officer of GulfTerra Energy Partners L.P., a publicly traded master limited partnership, and was responsible for the financing activities of the partnership, including its commercial and investment banking relationships. Mr. Forman received a B.A. degree in economics and political science from Vanderbilt University.

Patrick Fleury is a Managing Director with GSO Capital Partners. Since joining GSO Capital in 2011, Mr. Fleury has been involved with public distressed, high yield and equity investments in the energy, power and commodity-related industries. Before joining GSO Capital, Mr. Fleury worked at Satellite Asset Management as a Portfolio Manager and Senior Research Analyst. Prior to joining Satellite, he was a Vice President in the Recapitalization & Restructuring Group at Jefferies & Company, Inc. Mr. Fleury began his career in the Global Energy & Power Investment Banking Group at Banc of America Securities, LLC. Mr. Fleury has served on the Board of Directors of Rentech, Inc. since August 2015. Mr. Fleury received a BA, magna cum laude, in Economics and Government & Legal Studies from Bowdoin College.

Jonathan Frates has been a Portfolio Company Associate at Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since November 2015. Prior to joining Icahn Enterprises, Mr. Frates served as a Senior Business Analyst at First Acceptance Corp. and as an Associate at its holding company, Diamond A Ford Corp. Mr. Frates began his career as an Investment Banking Analyst at Wachovia Securities LLC. Mr. Frates has served as a director of: American Railcar Industries, Inc., a railcar manufacturing company, since March 2016; Viskase Companies, Inc., a meat casing company, since March 2016; CVR Energy, Inc., a diversified holding company primarily engaged in petroleum refining and nitrogen fertilizer production, since March 2016; CVR Refining, LP, an independent downstream energy limited partnership, since March 2016; and CVR Partners, LP, a nitrogen fertilizer company, since April 2016. American Railcar Industries, Viskase Companies, CVR Energy, CVR Refining and CVR Partners are each indirectly controlled by Carl C. Icahn. Mr. Frates received a BBA from Southern Methodist University and an MBA from Columbia Business School.

Louis J. Pastor has been Deputy General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion) since December 2015. From May 2013 to December 2015, Mr. Pastor was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Pastor was an Associate at Simpson Thacher & Bartlett LLP, where he advised corporate, private equity and investment banking clients on a wide array of corporate finance transactions, business combination transactions and other general corporate matters. Mr. Pastor has been a director of: Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, since May 2015; CVR Refining, LP, an independent downstream energy limited partnership, since September 2014; and CVR Partners, LP, a nitrogen fertilizer company, since April 2016. Mr. Pastor has also been a member of the Executive Committee of ACF Industries LLC, a railcar manufacturing company, since July 2015. Each of CVR Refining, CVR Partners, Federal-Mogul and ACF Industries is indirectly controlled by Carl C. Icahn. Mr. Pastor received a B.A. in 2006 from The Ohio State University and a J.D. in 2009 from the University of Pennsylvania.

The summary of the Transaction Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Transaction Agreement, which is filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed with the SEC on August 13, 2015 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(b)    Financial Statements of Business Acquired.

Pro forma financial information relative to the acquired business is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(d)    Exhibits.

Exhibit Number	Description
10.1	Senior Term Loan Credit Agreement dated as of April 1, 2016 between CVR Partners, LP, as Borrower, and American Entertainment Properties Corp., as Lender
10.2	Senior Term Loan Credit Agreement dated as of April 1, 2016 between CVR Partners, LP, as Borrower, and Coffeyville Resources, LLC, as Lender

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 7, 2016

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Senior Term Loan Credit Agreement dated as of April 1, 2016 between CVR Partners, LP, as Borrower, and American Entertainment Properties Corp., as Lender
10.2	Senior Term Loan Credit Agreement dated as of April 1, 2016 between CVR Partners, LP, as Borrower, and Coffeyville Resources, LLC, as Lender